Exhibit 99.B(d)(41)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Delaware Management Company,
a series of Delaware Management Business Trust

As of July 1, 2003, as amended on April 27, 2005 and October 18, 2005

SEI INSTITUTIONAL MANAGED TRUST

Small Cap Growth Fund

Tax-Managed Small Cap Fund

Large Cap Growth Fund

Tax-Managed Large Cap Fund

Large Cap Diversified Alpha Fund

Agreed and Accepted:

SEI Investments Management Corporation	Delaware Management Company, a series of Delaware Management Business Trust

By:	By:

Name:	Name:

Title:	Title:

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Delaware Management Company,
a series of Delaware Management Business Trust

As of July 1, 2003, as amended on April 27, 2005 and October 18, 2005

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Small Cap Growth Fund
Tax-Managed Small Cap Fund
Large Cap Growth Fund
Tax-Managed Large Cap Fund
Large Cap Diversified Alpha Fund

Agreed and Accepted:

SEI Investments Management Corporation	Delaware Management Company, a series of Delaware Management Business Trust

By:	By:

Name:	Name:

Title:	Title:

3